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Exhibit23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Plug Power Inc.:

        We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Albany, New York
June 30, 2017

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  Exhibit23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM